EXHIBIT 99.1
               Contacts: Kermit K. Houser               Marshall J. Alexander
                         President and CEO              Executive VP and CFO
                         (541) 882-3444 X7133           (541) 882-3444 X7120

                                               News Release
================================================================================
     KLAMATH FIRST BANCORP, INC. ANNOUNCES THE SUCCESSFUL COMPLETION OF THE
                             SALE OF SEVEN BRANCHES
                          TO THE BANK OF EASTERN OREGON

KLAMATH FALLS, OREGON - December 15, 2003 - Klamath First Bancorp, Inc. (Nasdaq:
KFBI) announced today that as of the close of business on Friday, December 12, 2003, its wholly-owned subsidiary Klamath First Federal Savings and Loan Association successfully completed the sale of seven branches located in northeastern Oregon to the Bank of Eastern Oregon. The seven branches are located in the towns of Burns, Condon, Fossil, Heppner, John Day, Prairie City and Moro. The sale included deposit accounts of approximately $65 million, which will nearly double the size of the Bank of Eastern Oregon's six branches, and its $78 million in total assets. The fixed assets and branch locations were included in the sale.

Kermit K. Houser, President and Chief Executive Officer of Klamath First Bancorp, commented, "The successful completion of the sale just prior to the proposed merger with Sterling Financial Corporation (Nasdaq: STSA) was critical to improve the operating efficiency for Sterling and it was important to both customers and employees at these branches to experience only one organizational change rather than two over a short period of time."

As previously announced, Klamath First Bancorp is party to an Agreement and Plan of Merger dated July 14, 2003 pursuant to which Klamath First Bancorp will merge with and into Sterling Financial Corporation. The merger is currently anticipated to be completed in early January 2004. Sterling was apprised of and concurred in the sale of Klamath First Federal's seven branches.

About Klamath First Bancorp, Inc.

Klamath First Bancorp, Inc. is the holding company for Klamath First Federal Savings and Loan Association, which operates 52 offices throughout Oregon and two in-store branches in South Central Washington. Klamath First Federal serves the state of Oregon through these offices by offering a full range of products and services for both the consumer and business customer, including commercial, consumer and real estate loans, various checking and savings products, 24-hour telephone banking, and online banking with bill pay through its web site www.KlamathFirst.com. Customers have access to brokerage and investment services through Klamath First Bancorp's subsidiary, Klamath First Financial Services. Additionally, customers may visit new in-store branches six days a week with extended banking hours.


FORWARD-LOOKING STATEMENTS


This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the proposed merger between Sterling Financial Corporation and Klamath First Bancorp, Inc.;
(ii) Klamath First Bancorp's plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of Klamath and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements (1) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (2) the shareholders of Klamath First Bancorp or Sterling may fail to approve the merger; (3) changes in interest rates; (4) changes in tax laws; (5) changes in general economic conditions or
(6) changes in the securities markets. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling's and Klamath First Bancorp's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission ("SEC"), which are available on the SEC's Internet site (http://www.sec.gov). Klamath First Bancorp. disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.



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Note:  Transmitted on BusinessWire at  1:30 pm PDT, December 15, 2003.